Exhibit 10.53
ALEXZA PHARMACEUTICALS, INC.
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”) is made as of September 29, 2009, by and among Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with its principal office at 2091 Stierlin Court, Mountain View, California 94043, and the individuals and entities identified on the signature pages hereto (the “Purchasers”).
RECITALS
     Whereas, the Company has authorized the sale and issuance of the Common Shares and the Warrants (each as defined herein);
     Whereas, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act (as defined herein) and Regulation D, as promulgated by the SEC (as defined herein) under the Securities Act; and
     Whereas, at the Closing (as defined herein), the Company desires to sell, and each Purchaser desires severally, and not jointly, to purchase, the Common Shares and the Warrants, each as indicated below such Purchaser’s name on the applicable signature page hereto, upon the terms and conditions stated in this Agreement.
     Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
Authorization and Sale of Common Shares and Warrants
     1.1 Authorization. The Company has authorized (a) the sale and issuance of up to 8,107,013 shares (the “Common Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (b) the sale and issuance of warrants, in the form attached hereto as Exhibit A (the “Warrants”), to purchase up to 7,296,312 shares of the Common Stock at an exercise price of $2.77 per share, pursuant to this Agreement. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the “Warrant Shares.” The Common Shares and the Warrant Shares are collectively referred to herein as the “Shares.” The Shares and the Warrants are collectively referred to herein as the “Securities.”
     1.2 Sale of Common Shares and Warrants. At the Closing, subject to the terms and conditions of this Agreement, including without limitation, the conditions set forth in Article 5 and Article 6 of this Agreement, the Company shall issue and sell to each Purchaser and each Purchaser shall severally, and not jointly, purchase from the Company Common Shares in the

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amount indicated below such Purchaser’s name on the applicable signature page hereto and Warrants to purchase shares of the Common Stock in the amount indicated below such Purchaser’s name on the applicable signature page hereto, in exchange for the cash consideration set forth as the “Purchase Price” indicated below such Purchaser’s name on the applicable signature page hereto. The portion of the “Purchase Price” attributable to the Common Shares is $2.32 per share and the portion of the “Purchase Price” attributable to each Warrant to purchase Common Stock is $0.125 per whole share of such Common Stock.
ARTICLE 2
Closing Dates; Delivery
     2.1 Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Article 5 and Article 6 of this Agreement, the closing of the purchase and sale of the Common Shares and Warrants hereunder (the “Closing”) shall be held at the offices of Cooley Godward Kronish llp (“Cooley”), 380 Interlocken Crescent, Suite 900, Broomfield, Colorado 80021, at 10:00 a.m. local time on October 5, 2009, or at such other time and place upon which the Company and the Purchasers purchasing a majority of the Common Shares at the Closing shall agree. The date of the Closing is hereinafter referred to as the “Closing Date.”
     2.2 Delivery. At the Closing, the Company will deliver or cause to be delivered to each Purchaser a duly executed Warrant and a certificate representing the number of Common Shares purchased by such Purchaser. Such delivery shall be against payment of the purchase price therefor by each such Purchaser as set forth as the “Purchase Price” indicated below such Purchaser’s name on the applicable signature page hereto by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions.
ARTICLE 3
Representations and Warranties of the Company
     The Company represents and warrants to the Purchasers on and as of the date hereof:
     3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company’s properties or assets or the business of the Company as currently conducted (a “Material Adverse Effect”).
     3.2 Subsidiaries. Except as disclosed in the SEC Documents (as defined herein), the Company does not own or control any equity security or other interest of any corporation, limited partnership or other business entity. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Documents (the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of

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any liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The representations made in this Section 3 shall be deemed to include and be made on behalf of the Subsidiaries where appropriate.
     3.3 Corporate Power; Authorization. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement and the Warrants, to sell and issue the Common Shares and Warrants, to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of such Warrants, and to carry out and perform all of its obligations under this Agreement and the Warrants. This Agreement constitutes, and upon execution and delivery by the Company of the Warrants, the Warrants will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by equitable principles generally. The execution and delivery of this Agreement does not, the performance of this Agreement and the compliance with the provisions hereof will not, and the issuance, sale and delivery of the Common Shares and the Warrants by the Company will not, materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Company’s Restated Certificate of Incorporation (the “Restated Certificate”), or the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject. Except as disclosed in the SEC Documents, there are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s stockholders.
     3.4 Issuance and Delivery of the Shares. The Shares have been duly authorized, and when issued in compliance with the provisions of this Agreement and the Restated Certificate, the Common Shares will be validly issued, fully paid and nonassessable. Upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and nonassessable. The issuance and delivery of the Common Shares, the Warrants, and Warrant Shares is not subject to preemptive or any other similar rights of the stockholders of the Company or to any liens or encumbrances. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares, Warrants and Warrant Shares will be issued in compliance with all applicable federal and state securities laws.
     3.5 SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “SEC”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the 12 months preceding the date of this Agreement, except for the late filing of a Current Report on Form 8-K, which filing was made on

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March 27, 2009. As of their respective filing dates, all documents filed by the Company with the SEC (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments or to the extent that such unaudited statements do not include footnotes). Except as disclosed in the SEC Documents, since December 31, 2008, the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records. Except as disclosed in the SEC Documents, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company). The Company has not issued any equity securities to any officer, director or affiliate, except (a) Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Documents, (b) Common Stock issued pursuant to other existing agreements disclosed in the SEC Documents or (c) otherwise as disclosed in the SEC Documents. The Company has no liabilities or obligations required to be disclosed in the SEC Documents that are not so disclosed in the SEC Documents, which, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect.
     3.6 Material Contracts. All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which the Company is a party, or the property or assets of the Company are subject, have been filed as exhibits to the SEC Documents. All Material Agreements are valid and enforceable against the Company in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by equitable principles generally. The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements.
     3.7 Compliance in Clinical Trials. The clinical trials conducted by or on behalf of the Company that are described in the SEC Documents, investor presentations, exhibits, documents incorporated by reference and annexes thereto (the “Transaction Documents”) or the results of which are referred to in the documents relating to this Agreement and the purchase of

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the Common Shares and Warrants, if any, are the only clinical trials currently being conducted by or on behalf of the Company. Nothing has come to the attention of the Company that has caused the Company to believe that such studies and tests were and, if still pending, are being, conducted not in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable local, state and federal laws, rules, regulations and guidances, including, but not limited to, the principles of Good Clinical Practice, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312, and has made all reports, filings and notifications required thereunder, including, but not limited to, the reports required by 21 C.F.R. § 312.32; the descriptions of the results of such studies, tests and trials contained in the Transaction Documents, if any, are not inconsistent with such results in any material respects. Except as described in the Transaction Documents, no results of any other studies or tests have come to the attention of the Company that have caused the Company to believe that such results call into question the results described in the Transaction Documents of the clinical trials. The Company has not received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical trials currently conducted by, or on behalf of, the Company or in which the Company has participated that are described in the Transaction Documents, if any, or the results of which are referred to in the Transaction Documents. Nothing has come to the attention of the Company that has caused the Company to believe that the clinical trials previously conducted by or on behalf of the Company while conducted by or on behalf of the Company, were not conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Transaction Documents, if any, are not inconsistent with such results.
     3.8 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states in which the Common Shares and Warrants are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the filing of the Registration Statement (as defined herein) and any amendments thereto with the SEC as contemplated by Section 7.2 of this Agreement, (c) the filing of the NASDAQ Stock Market Notification Form with The NASDAQ Stock Market (“NASDAQ”) and (d) the filing of a Form D with the SEC.
     3.9 No Material Adverse Change. Except as otherwise disclosed herein or in the SEC Documents, since June 30, 2009, there have not been any changes in the authorized capital, assets, liabilities, financial condition, business, Material Agreements or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse.
     3.10 Authorized Capital Stock. The authorized capital stock of the Company consists of (a) 100,000,000 shares of Common Stock, $0.0001 par value, of which, as of September 25, 2009, 43,279,370 shares were outstanding, and (b) 5,000,000 shares of Preferred Stock, $0.0001 par value, none of which shares are currently outstanding. Except as disclosed in the SEC Documents and as contemplated by this Agreement, there are no outstanding warrants,

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debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind. No shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights. Except as disclosed in the SEC Documents or set forth in this Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act.  There are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares. Except as disclosed in the SEC Documents, the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.
     3.11 Litigation. There are no actions, suits, proceedings or investigations pending or, to the Company’s knowledge, threatened against the Company or any of its properties or, to the Company’s knowledge, any of its directors or officers before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) could have a material adverse effect on the Company’s properties or assets or the business of the Company as currently conducted or (b) could impair the ability of the Company to perform in any material respect its obligations under this Agreement or affects or challenges the legality, validity or enforceability of this Agreement or the Shares. Neither the Company, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company. There has not been, and to the Company’s knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or, to the Company’s knowledge, any current or former director or officer of the Company. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order. There are no material disagreements presently existing, or reasonably anticipated by the Company to arise, between the accountants formerly or presently employed by the Company.
     3.12 Company not an “Investment Company.” The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an affiliate thereof or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
     3.13 NASDAQ Compliance. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on NASDAQ, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from NASDAQ, nor has the Company received any notification that the SEC, the Financial Industry Regulatory Authority or NASDAQ is contemplating terminating such registration or listing. The Company is in

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compliance with all applicable listing and maintenance requirements of NASDAQ. The issuance and sale of the Shares and the Warrants under this Agreement does not contravene the rules and regulations of NASDAQ, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver the Common Shares and the Warrants to the Purchasers.
     3.14 OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not intentionally directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     3.15 Use of Proceeds. The proceeds of the sale of the Common Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.
     3.16 No Directed Selling Efforts or General Solicitation. Neither the Company nor any person or entity acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.
     3.17 Brokers and Finders. Other than RBC Capital Markets Corporation (“RBC”), no person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company with respect to the offer and sale of the Securities. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.
     3.18 No Integrated Offering. Neither the Company nor any of its affiliates, nor any person or entity acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.
     3.19 Private Placement. Assuming the accuracy of the representations and warranties of the Purchasers contained in Sections 4.2 and 4.3 hereof, the offer and sale of the Securities to the Purchasers as contemplated hereby is exempt from the registration requirements of the Securities Act.
     3.20 No Manipulation of Stock. Neither the Company nor, to its knowledge, any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in

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the stabilization or manipulation of the price of any securities of the Company facilitate the sale or resale of the Common Shares and the Warrants.
     3.21 Intellectual Property.
          (a) “Intellectual Property” shall mean patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes.
          (b) Except as disclosed in the SEC Documents, the Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted as described in the SEC Documents, free and clear of all material liens and encumbrances.
          (c) Except as disclosed in the SEC Documents, the conduct of the Company’s business as currently conducted does not infringe or otherwise conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed by the Company to a third party, and, to the knowledge of the Company, the Intellectual Property and confidential information of the Company are not being Infringed by any third party. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.
          (d) Each employee, consultant and contractor of the Company who has had access to confidential information of the Company that is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such confidential information that is substantially consistent with the Company’s standard forms thereof.
     3.22 Compliance with Laws. The Company (a) is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments applicable to it, including, without limitation any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Applicable Laws”), (b) has received all material permits, licenses or other approvals required under Applicable Laws to conduct its business and (c) is in compliance in all material respects with all terms and conditions of any such permit, license or approval. There are no material costs or liabilities associated with Applicable Laws, including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Applicable Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties. The Company has not received any notice of purported or actual non-compliance with Applicable Laws nor, except to the extent it would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, any notice of any material, actual or

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proposed changes in the existing Applicable Laws. The Company has not received any communication from any governmental authority (i) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (ii) threatening or contemplating revocation or limitation of, or which would have the effect of prohibiting or limiting the Company’s business as is currently conducted in any material respect. The Company is not subject to any claim relating to any Applicable Laws which claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, to the Company’s knowledge, there is no pending or threatened investigation that might lead to such a claim. The Company possesses or has applied for all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Documents, except where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) the Company has not received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.
     3.23 Title. The Company has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except as described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and buildings held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company. The Company does not own any real property.
     3.24 Employment Matters. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent. No collective bargaining agreement exists with any of the Company’s employees and, to the Company’s knowledge, no such agreement is imminent. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     3.25 Questionable Payments. Neither the Company nor, to the knowledge of the Company, any of its current or former stockholders, directors, officers, employees, agents or other persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature or (f)

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violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended.
     3.26 Transactions with Affiliates. Except as disclosed in the SEC Documents and as contemplated pursuant to this Agreement, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Documents and is not so disclosed and would have or reasonably be expected to have a Material Adverse Effect.
     3.27 Disclosure. The information contained in the Exchange Act Documents as of the date hereof does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes herein, “Exchange Act Documents” are the documents filed by the Company under the Exchange Act, since the end of the Company’s 2008 fiscal year through the date hereof, including, without limitation, its most recent annual report on Form 10-K. The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized any other party to provide, any Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of this Agreement and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the press release(s) as contemplated by Section 7.8 hereof. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and as may be disclosed in the Current Report on Form 8-K filed by the Company.
     3.28 Sarbanes-Oxley; Disclosure Controls and Procedures. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it. Except as disclosed in the SEC Documents, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company is made known to its chief executive officer and chief financial officer by others within the Company. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by its most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company’s disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there has been no change

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in the Company’s internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     3.29 Taxes. The Company has filed (or has obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due on such tax returns. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against it that would reasonable be expected to have a Material Adverse Effect.
     3.30 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the business in which the Company is engaged, (ii) with the resources of the Company and (iii) at a similar stage of development as the Company. The Company has not received any written notice of cancellation of such insurance or that the Company will not be able to renew its existing insurance coverage as and when such coverage expires. The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
     3.31 Shell Company Status. The Company is not a shell company, and is not, and has never been, an issuer identified in Rule 144(i)(1).
     3.32 Application of Takeover Protections; Rights Agreements. Except as disclosed in the SEC Documents, the Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and any Purchaser’s ownership of the Shares.
     3.33 No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.
ARTICLE 4
Representations, Warranties and Covenants of the Purchasers
     Each Purchaser hereby severally, and not jointly, represents and warrants to and agrees with the Company on and as of the date hereof:
     4.1 Authorization. Purchaser represents and warrants to the Company that: (a) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the

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Common Shares and the Warrants to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.
     4.2 Investment Experience. Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Shares and the Warrants. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Common Shares and Warrants.
     4.3 Investment Intent. Purchaser is purchasing the Common Shares and the Warrants for its own account as principal and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Common Shares and the Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein. Purchaser, in connection with its decision to purchase the Common Shares and the Warrants, has relied solely upon the SEC Documents and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act and the rules and regulations promulgated thereunder.
     4.4 Registration or Exemption Requirements. Purchaser further acknowledges and understands that the Securities may not be resold or otherwise transferred except pursuant to an effective registration statement or unless an exemption from such registration is available.
     4.5 Dispositions.
          (a) Purchaser will not, prior to the effectiveness of the Registration Statement, if then prohibited by law or regulation: (i) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”) the Securities; or (ii) engage in any hedging or other transaction (including, without limitation, any Short Sales involving the Company’s securities) which is designed or could reasonably be expected to lead to or result in a Disposition of Securities by such Purchaser or an affiliate. In addition, Purchaser agrees that for so long as it owns any Shares, it will not enter into any Short Sale of the Common Stock executed at a time when Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether Purchaser has an equivalent offsetting long position in the Common Stock, shares of Common Stock that Purchaser is entitled to receive within 60 days (whether pursuant to contract or upon conversion or exercise of convertible securities) will be included as if held long by Purchaser.

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          (b) Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby. Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.
     For purposes of this Section 4.5, (i) “Person” shall include, without limitation, any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company or joint stock company and (ii) “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.
     4.6 No Legal, Tax or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Common Shares and the Warrants constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares and the Warrants.
     4.7 Confidentiality. Purchaser will hold in confidence all information concerning this Agreement and the placement of the Securities hereunder until the earlier of such time as (a) the Company has made a public announcement concerning the Agreement and the placement of the Securities hereunder or (b) this Agreement is terminated, except that the obligation of confidentiality shall not extend to information that (i) is or was already in Purchaser’s possession prior to its being furnished to the Purchaser by or on behalf of the Company; (ii) has become generally available to the public other than as a result of a disclosure by Purchaser; (iii) has become available to the Purchaser on a non-confidential basis from a source other than the Company or its representatives, and (iv) is requested or required by Purchaser’s advisory clients in connection with the consummation of this Agreement, which clients are subject to confidentiality agreements as least as restrictive as those contained in this Agreement.
     4.8 Residency. Purchaser’s executive offices in which its investment decision was made are in the jurisdiction indicated below such Purchaser’s name on the applicable signature page hereto.
     4.9 Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

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     4.10 Legend.
          (a) Purchaser understands that, until such time as the Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Shares):
     “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”
          (b) The Company agrees that at such time as such legend is no longer required under this Section 4.10, it will, no later than three business days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Common Shares or Warrant Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from any legend referring to the Securities Act. The Company shall not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of such Purchaser’s prime broker with the Depository Trust Company. All costs and expenses related to the removal of the legends and the reissuance of any Securities shall be borne by the Company.
          (c) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.10 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either (i) the registration requirements of the Securities Act and such Purchaser shall have delivered a current prospectus in connection with such sale (if required under the Securities Act) or such Purchaser shall have confirmed that a current prospectus is deemed to be delivered in connection with such sale in accordance with Rule 172 under the Securities Act (“Rule 172”) or (ii) an exemption therefrom.
          (d) The restrictive legend set forth in Section 4.10(a) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable shares upon which it is stamped or issue to such holder by electronic delivery with the applicable balance account at the Depository Trust Company (“DTC”) or in physical certificated shares, if appropriate, if (i) such Shares are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to the effective

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registration statement registering the Shares for resale, the Purchaser agrees to only sell such Shares during such time that such registration statement is effective and such Purchaser is not aware or has not been notified by the Company that such registration statement has been withdrawn or suspended, and only as permitted by such registration statement); or (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Shares are eligible for sale without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the effective date of the Registration Statement or (ii) Rule 144 becoming available for the resale of the Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to the Shares and without volume or manner-of-sale restrictions, the Company shall issue to the Company’s transfer agent the Irrevocable Transfer Agent Instructions with respect to legend removal consistent with this Section. Any fees (with respect to the Transfer Agent, the Company’s counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.
          (e) The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this section or instructions that are not contradictory therewith will be given by the Company to its transfer agent in connection with this Agreement, and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and applicable law. The Company acknowledges that a breach by it of its obligations under this section will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this section will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this section, that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
     4.11 Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

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ARTICLE 5
Conditions to Closing Obligations of Purchasers
     Each Purchaser’s obligation to purchase the Common Shares and the Warrants at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:
     5.1 Representations and Warranties. The representations and warranties made by the Company in Article 3 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Company in Article 3 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.
     5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.
     5.3 Certificates. The Company shall have delivered to the Purchasers duly executed certificates for the Common Shares and the Warrants (in such denominations as indicated below such Purchaser’s name on the applicable signature page hereto) and in such nominee names as may be specified by such Purchaser.
     5.4 Legal Opinion. The Purchasers shall have received on the Closing Date an opinion of Cooley, counsel for the Company, dated the Closing Date, in substantially the form of Exhibit B.
     5.5 Listing. The Company shall have complied with all requirements with respect to the listing of the Shares on NASDAQ, except for such requirements not required until after the issuance of the Shares, such requirements to be complied with promptly after the Closing.
     5.6 Officer’s Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2.
     5.7 Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.
     5.8 Secretary’s Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company (or an authorized committee

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thereof) approving the transactions contemplated by this Agreement and the issuance of the Securities, certifying the current versions of the Restated Certificate and the Bylaws and certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company.
     5.9 Stop Orders. No stop order or suspension of trading shall have been imposed by NASDAQ, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.
ARTICLE 6
Conditions to Closing Obligations of Company
     The Company’s obligation to sell and issue the Common Shares and the Warrants at the Closing is, at the option of the Company, subject to the fulfillment or waiver as of the Closing Date of the following conditions:
     6.1 Receipt of Payment. The Purchasers shall have delivered payment of the purchase price to the Company for the Common Shares and the Warrants being issued hereunder.
     6.2 Representations and Warranties. The representations and warranties made by the Purchasers in Article 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Purchasers in Article 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.
     6.3 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.
     6.4 Delivery of Purchaser Questionnaire. The Company shall have received from each Purchaser a fully completed Purchaser Questionnaire in the form attached hereto as Exhibit C prior to the Closing for the Company’s use in preparing the Registration Statement pursuant to Article 7 below.

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ARTICLE 7
Covenants
     7.1 Definitions. For the purpose of this Article 7:
          (a) the term “Registration Statement” shall mean any registration statement required to be filed by Section 7.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and
          (b) the term “Registrable Shares” shall mean all of the Common Shares and the Warrant Shares.
     7.2 Registration Procedures and Expenses. The Company shall:
          (a) use its commercially reasonable efforts to file a Registration Statement with the SEC on or before the date 15 days following the Closing Date (the “Filing Date”) to register the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under SEC Rule 415) or on such other form which is appropriate to register such Registrable Shares for resale from time to time by the Purchasers (which, if the Company is not eligible to use Form S-3, shall include Form S-1); provided, however, that the Company shall give each Purchaser the opportunity to review and comment on the Registration Statement within a reasonable period of time prior to its filing; provided further, however, that if a Registration Statement is not filed with the SEC on or before the Filing Date, then for each 30-day period following the Filing Date (or any portion thereof), until but excluding the date the Registration Statement is filed, the Company shall pay each Purchaser, as liquidated damages and not as a penalty, an amount equal to 2% of the purchase price paid by such Purchaser hereunder, for such 30-day period (or prorated for any portion thereof), and for any such period, such payment shall be made no later than the first business day of the calendar month next succeeding the last month in which such period occurs (the parties hereto agreeing that the liquidated damages provided for in this Section 7.2(a) constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of the failure of the Registration Statement to be filed in accordance with the provisions hereof); provided further, however, that, notwithstanding anything contained in this Agreement to the contrary, in the event that the SEC limits the amount of Registrable Shares that may be included and sold by the Purchasers in the Registration Statement because the SEC deems such Registration Statement to constitute a primary offering of securities by the Company (in any case, an “SEC Limitation”), the Company may reduce the number of Registrable Shares included in the Registration Statement on behalf of the Purchasers, and delay the filing of a Registration Statement with respect to the Registrable Shares so reduced, as described in Section 7.2(b) below (provided that the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the inclusion of all Registrable Shares in the Registration Statement and provided further that in case of such a reduction of such Registrable Shares, such reduction shall first reduce Registrable Shares held by affiliates of the Company on a pro rata basis among them and then reduce Registrable Shares held by other Purchasers on a pro rata basis among them, in each case in proportion to the respective numbers of Registrable Shares requested to be registered by each such Purchaser over the total amount of Registrable Shares requested to be registered by all such Purchasers (it being

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understood that the Purchasers shall be entitled to designate which of the Registrable Shares held by them shall be the subject of any such reduction));
          (b) in the case of an SEC Limitation, include in the Registration Statement the maximum number of Registrable Shares that can be included therein without causing the Registration Statement to be deemed to register a primary offering by the Company and use its commercially reasonable efforts at the first opportunity that is permitted by the SEC, but in no event later than the later of 60 days from the date substantially all of the Registrable Shares registered under the Registration Statement have been sold by the Purchasers or six months from the date the Registration Statement was declared effective (the “Additional Filing Date”), to cause an additional Registration Statement to become effective for purposes of registering for resale the Registrable Shares that have been excluded from being registered and in such event, give the Purchasers prompt notice of the number of the Registrable Shares excluded (the “Additional Registration Statement”). If all excluded Registrable Shares cannot be registered on the Additional Registration Statement, then the Company will be obligated to file another Additional Registration Statement as soon as is permitted by the SEC to cover as many additional excluded Registrable Shares as possible, although the Company will not be obligated to file any more than three Additional Registration Statements for excluded Registrable Shares. The Company’s obligations under this Agreement with respect to such Additional Registration Statements shall be the same as its obligations for the original Registration Statement, provided that the “Filing Date” for such Additional Registration Statements shall be the Additional Filing Date, and the “Effectiveness Deadline Date” (as defined below) for such Additional Registration Statement shall be delayed by the number of days that elapses between the Filing Date and Additional Filing Date;
          (c) use its commercially reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause any such Registration Statement filed pursuant to Section 7.2(a) above to become effective as promptly after filing of such Registration Statement as practicable but in any event by the date (the “Effectiveness Deadline Date”) that is 60 days following the Closing Date; provided, however, that in the event that such Registration Statement is reviewed by the SEC, then the Effectiveness Deadline Date shall mean, with respect to any Registration Statement, the date that is 90 days following the Closing Date; provided, however, that if the Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Deadline Date, then for each 30-day period following the Effectiveness Deadline Date (or any portion thereof), until but excluding the date the Registration Statement is declared effective, the Company shall pay each Purchaser, as liquidated damages and not as a penalty, an amount equal to 2% of the purchase price paid by such Purchaser hereunder, for such 30-day period (or prorated for any portion thereof), and for any such period, such payment shall be made no later than the first business day of the calendar month next succeeding the last month in which such period occurs (the parties hereto agreeing that the liquidated damages provided for in this Section 7.2(c) constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of the failure of the Registration Statement to be declared effective in accordance with the provisions hereof);
          (d) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective until termination of such obligation as

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provided in Section 7.6 below, subject to the Company’s right to suspend pursuant to Section 7.4;
          (e) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such Registration Statement and prospectus or any amendments thereto and prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith (i) as may be necessary to keep such Registration Statement continuously effective until termination of such obligation as provided in Section 7.6 below, subject to the Company’s right to suspend pursuant to Section 7.4, (ii) so that no Registration Statement nor any prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading; or (iii) as requested by a Purchaser and as the Company reasonably agrees should be made thereby;
          (f) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by each Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (f) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;
          (g) upon notification by the SEC that that the Registration Statement will not be reviewed or is not subject to further review by the SEC, the Company shall within one business day following the date of such notification request acceleration of such Registration Statement;
          (h) upon notification by the SEC that that the Registration Statement has been declared effective by the SEC, the Company shall file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424;
          (i) advise each Purchaser promptly:
               (i) of the effectiveness of the Registration Statement or any post-effective amendments thereto;
               (ii) of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto or any notification by the SEC that there will be a “review” of the Registration Statement and of any comments that pertain to the Purchaser and all written responses thereto;
               (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and
               (iv) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and

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amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;
          (j) use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed;
          (k) use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;
          (l) bear all expenses in connection with the procedures in paragraphs (a) through (j) of this Section 7.2 and the registration of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states;
          (m) not include securities of the Company other than the Registrable Shares in a Registration Statement and the Company shall not prior to the Closing Date enter into any agreement providing any such right to any of its security holders. The Company shall not, from the date hereof until the date that is 60 days after the date of the effectiveness of the Registration Statement, prepare and file with the SEC a registration statement relating to an offering for its own account under the Securities Act of any of its equity securities, other than (i) a registration statement on Form S-8, (ii) in connection with an acquisition, on Form S-4, (iii) in connection with the Registration Statement on Form S-1 filed with the SEC on September 9, 2009 (File No. 333-161804) or (iv) a registration statement to register for resale securities issued by the Company pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. For the avoidance of doubt, the Company shall not be prohibited from preparing and filing with the SEC a registration statement relating to an offering of Common Stock by existing stockholders of the Company under the Securities Act pursuant to the terms of existing registration rights held by such stockholder or from filing amendments to registration statements filed prior to the date of this Agreement;
          (n) use its commercially reasonable efforts to maintain eligibility for use of Form S-3 promulgated under the Securities Act or such other form which is appropriate to register such Shares for resale from time to time by the Purchasers (which, if the Company is not eligible to use Form S-3, shall include Form S-1); and
          (o) in the event that Form S-3 is not available for the registration of the resale of the Registrable Shares hereunder, undertake to register the Registrable Shares on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the

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Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC;
     7.3 Indemnification.
          (a) The Company agrees to indemnify and hold harmless each Purchaser, the affiliates, partners, members, officers and directors of each Purchaser and each person, if any, who controls such Purchaser within the meaning of the Securities Act or the Exchange Act (each, a “Purchaser Party”), from and against any losses, claims, damages or liabilities to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Company or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement or arise out of or are based upon any action instituted against a Purchaser Party in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser Party, and the Company will, as incurred, reimburse such Purchaser Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability (collectively, “Loss”) arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement only in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser Party specifically for use in preparation of the Registration Statement or any breach of this Agreement by such Purchaser; provided further, however, that the Company shall not be liable to any Purchaser of Registrable Shares (or any affiliate partner, member, officer, director or controlling person of such Purchaser) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) such Purchaser failed to send or deliver a copy of the final prospectus with or prior to, or such Purchaser failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172), the delivery of written confirmation of the sale by such Purchaser to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the SEC, in accordance with Rule 172, such Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to, or such Purchaser fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172), the delivery of written confirmation of the sale of a Registrable Share to the person asserting the claim from which such Loss resulted or (iii) such Purchaser sold Registrable Shares in violation of such Purchaser’s covenant contained in Section 7.4 of this Agreement.

22.

          (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by such Purchaser or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof, if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in sole reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 7.3(b) be greater in amount than the dollar amount of the proceeds (net of (i) the purchase price of the Registrable Shares included in the Registration Statement giving rise to such indemnification obligation and (ii) the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such Purchaser upon the sale of such Registrable Shares.
          (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof without the authorization of the indemnifying person; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.
          (d) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the

23.

indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.
          (e) If the indemnification provided for in this Section 7.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds (net of (i) the purchase price of the Registrable Shares included in the Registration Statement giving rise to such indemnification obligation and (ii) the amount of any damages such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such indemnifying party upon the sale of such Registrable Shares.
     7.4 Prospectus Delivery and Suspension of Registration. Each Purchaser hereby covenants with the Company not to make any sale of the Registrable Shares without complying with Section 8.2. The Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives such Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives such Purchaser notice that such Purchaser may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed 30 days in any 12 month period and that, in the good faith judgment of the Company’s Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect upon the Company or its stockholders; provided further, that the Company may suspend the use of the prospectus forming a part of the Registration Statement to the extent necessary to file any post-effective amendment to the Registration Statement in order to amend the table of selling stockholders within the Registration Statement to reflect transfers of the Securities pursuant to Sections 8.2(a) and 8.2(b). The Company shall promptly (i) notify the Purchasers in writing of the existence of material

24.

non-public information giving rise to such suspension (provided that the Company shall not disclose the content of such material non-public information to the Purchasers) or the need to file a post-effective amendment, as applicable, and the date on which such suspension will begin, (ii) use commercially reasonable efforts to terminate a suspension as promptly as practicable and (iii) notify the Purchasers in writing of the date on which the suspension ends. If, after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement, except as excused pursuant to this Section 7.4, then for each 30-day period following the date sales cannot be made pursuant to such Registration Statement (or any portion thereof), until but excluding the date sales can again be made pursuant to such Registration Statement, the Company shall pay each Purchaser, as liquidated damages and not as a penalty, an amount equal to 2% of the purchase price paid by such Purchaser hereunder, for such 30-day period (or prorated for any portion thereof), and for any such period, such payment shall be made no later than the first business day of the calendar month next succeeding the last month in which such period occurs (the parties hereto agreeing that the liquidated damages provided for in this Section 7.4 constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of the failure of the Registration Statement to remain effective in accordance with the provisions hereof).
     7.5 Termination of Obligations. The obligations of the Company pursuant to Section 7.2 hereof shall cease and terminate upon the earlier to occur of (a) such time as all of the Registrable Shares have been resold, or (b) with respect to any Purchaser, such time as all of the Registrable Shares held by such Purchaser may be freely resold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions as to the Registrable Shares held by such Purchaser.
     7.6 Reporting Requirements.
          (a) With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use its commercially reasonable efforts to:
               (i) make and keep public information available, as those terms are understood and defined in Rule 144;
               (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
               (iii) so long as any of the Purchasers own Registrable Shares, to furnish to such Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to SEC Form S-3 and (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

25.

          (b) For each 30-day period during which the Company fails to make and keep public information available pursuant to Section 7.6(a)(i) above in the period commencing with the date that is six months from the Closing Date and ending with the first anniversary of the Closing Date, until but excluding the date the Company regains compliance with such Section, the Company shall pay each Purchaser, as liquidated damages and not as a penalty, an amount equal to 2% of the purchase price paid by such Purchaser hereunder, for such 30-day period (or prorated for any portion thereof), and for any such period, such payment shall be made no later than the first business day of the calendar month next succeeding the last month in which such period occurs (the parties hereto agreeing that the liquidated damages provided for in this Section 7.6(b) constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of the failure of the Company to make and keep public information available during such six month period in accordance with the provisions hereof).
     7.7 Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D. The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Securities.
     7.8 Press Release. On or before 9:30 a.m., New York Time, on the first business day following the date that the Purchasers have entered into this Agreement, the Company shall issue a press release concerning this Agreement and the transactions contemplated hereby, and shall use its commercially reasonable efforts to file a Current Report on Form 8-K regarding such matters as soon as is practicable thereafter, which filing shall in any event be completed prior to 5:30 p.m., New York Time, on the date of the issuance of such press release.
     7.9 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, and except with the express written consent of such Purchaser and unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause each Subsidiary and each of their respective officers, directors, employees and agents, not to, and each Purchaser shall not directly solicit the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the press release(s) referred to herein.
ARTICLE 8
Restrictions on Transferability of Securities;
Compliance with Securities Act
     8.1 Restrictions on Transferability. The Securities shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Securities in order to enforce the foregoing restrictions.

26.

     8.2 Transfer of Securities.
          (a) Each Purchaser hereby covenants with the Company not to make any sale of the Securities except:
               (i) in accordance with the Registration Statement, in which case such Purchaser shall have delivered a current prospectus in connection with such sale (if required under the Securities Act) or such Purchaser shall have confirmed that a current prospectus is deemed to be delivered in connection with such sale in accordance with Rule 172; or
               (ii) in accordance with Rule 144, in which case such Purchaser covenants to comply with Rule 144; or
               (iii) (A) If the transferee has agreed in writing to be bound by the terms of this Agreement and (B) such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.
          (b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Purchaser that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Purchaser, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company or (iv) an individual transferring to the Purchaser’s family member or trust for the benefit of an individual Purchaser and/or the Purchaser’s family member; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Purchaser hereunder.
     8.3 Purchaser Information. Each Purchaser covenants that it will promptly notify the Company of any change in the information set forth in the Registration Statement regarding such Purchaser or such Purchaser’s “Plan of Distribution,” to the extent such change is required to be disclosed under applicable federal securities laws.
ARTICLE 9
Miscellaneous
     9.1 Termination.
          (a) This Agreement may be terminated and the sale and purchase of the Common Shares and the Warrants abandoned at any time prior to the Closing, by written notice of any individual Purchaser, if the Closing has not occurred within five business days of the date hereof (other than as a result of the failure on the part of the party giving such notice of termination to perform its covenants and obligations under this Agreement in all material respects); provided, however, that the abandonment of the sale and purchase of the Common Shares and the Warrants shall be applicable only to such Purchaser providing such written notice.

27.

          (b) If this Agreement is terminated pursuant to this Section 9.1 all further obligations of the Company to such Purchaser and of such Purchaser shall terminate; provided, however, that (i) no party shall be relieved of any liability arising from any breach by such party of any provision of this Agreement and (ii) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in this Article 9.
     9.2 Waivers and Amendments. The terms of this Agreement may be waived or amended with the written consent of the Company and each Purchaser; provided, however, that with respect to Article 7 hereof, the terms of this Agreement may be waived or amended with the written consent of the Company and the record holders of at least two-thirds of the Registrable Shares and any such amendment or waiver shall be binding upon the Company and all holders of Registrable Shares; provided further, that any amendment pursuant to this Section 9.2 that would adversely affect the rights of any Purchaser in a manner different than the rights of other Purchasers shall also require the written consent of such Purchaser.
     9.3 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the representations and warranties of, or the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
     9.4 Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York without any regard to conflicts of laws principles.
     9.5 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.
     9.6 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Upon a permitted transfer of a Purchaser’s Securities on the books of the Company in accordance with the terms of Sections 8.2(a)(iii) or 8.2(b), the Purchaser may assign this Agreement to the permitted transferee upon prior written notice to the Company. Except as set forth in the previous sentence, no Purchaser shall assign this Agreement without the prior written consent of the Company.
     9.7 Entire Agreement; No Inconsistent Agreements. This Agreement (including all schedules and exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof. Neither the Company nor any of its

28.

Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Purchasers in this Agreement or otherwise conflicts with the provisions hereof.
     9.8 Notices, etc. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or indicated below such Purchaser’s name on the applicable signature page hereto, as appropriate, or at such other address as the Company or the Purchasers may designate by 10 days advance written notice to the other party.
     9.9 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     9.10 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile signatures shall be treated the same as original signatures.
     9.11 Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     9.12 Currency. All references to “dollars” or “$” in this Agreement shall be deemed to refer to United States dollars.
     9.13 Waiver of Conflicts. Each party to this Agreement acknowledges that legal counsel for the Company, Cooley, has in the past and may continue in the future to perform legal services for one or more of the Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including, but not limited to, the representation of the Purchasers in matters of a similar nature to the transactions contemplated herein. Each party to this Agreement hereby: (a) acknowledges that it has had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the transactions contemplated herein, Cooley has represented the Company and not any individual Purchaser or any individual stockholder, director or employee of the Company; and (c) gives its informed consent to Cooley’s representation of the Company in the transactions contemplated by this Agreement.

29.

     9.14 Acknowledgement Regarding RBC. Each Purchaser acknowledges that RBC is acting as a placement agent for the Securities being offered hereby and will be compensated by the Company for acting in such capacity. Each Purchaser further acknowledges that RBC has acted solely as agent of the Company in connection with the offering of the Securities by the Company. Each Purchaser further acknowledges that the provisions of Section 4.5 and this Section 9.14 are for the benefit of and may be enforced by RBC.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

30.

     In Witness Whereof, the undersigned has caused its duly authorized officer to execute this Agreement as of the date first above written.

Alexza Pharmaceuticals, Inc.
By:	/s/ August J. Moretti
August J. Moretti
Senior Vice President and Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

     In Witness Whereof, the undersigned has caused its duly authorized officer to execute this Agreement as of the date first above written.

Wasatch Funds, Inc. for Wasatch Small Cap Growth Fund

By:	/s/ Michael Yeates Name: Michael Yeates
Title: Vice President of Wasatch Advisors, Inc., Investment Advisor for Wasatch Funds, Inc.

Minnesota

Jurisdiction of organization of entity

Address:	150 Social Hall Ave., 4th Floor
Salt Lake City, UT 84111
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $995,867.95	409,401	368,461
[Signature Page to Securities Purchase Agreement]

Wasatch Funds, Inc. for Wasatch Ultra Growth Fund

By:	/s/ Michael Yeates

Name: Michael Yeates
Title: Vice President of Wasatch Advisors, Inc.,
Investment Advisor for Wasatch Funds, Inc.

Minnesota

Jurisdiction of organization of entity

Address:	150 Social Hall Ave., 4th Floor
Salt Lake City, UT 84111
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $184,308.08	75,769	68,192
[Signature Page to Securities Purchase Agreement]

Wasatch Funds, Inc. for Wasatch Micro Cap Fund

By:	/s/ Michael Yeates

Name: Michael Yeates
Title: Vice President of Wasatch Advisors, Inc.,
Investment Advisor for Wasatch Funds, Inc.

Minnesota

Jurisdiction of organization of entity

Address:	150 Social Hall Ave., 4th Floor
Salt Lake City, UT 84111
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $794,962.88	326,809	294,128
[Signature Page to Securities Purchase Agreement]

Abingworth Bioventures V L.P.

By:	Abingworth LLP
Its:	Manager

By:	/s/ James Abell

Name: James Abell
Title: Partner

England

Jurisdiction of organization of entity

Address: 38 Jermyn Street
London
SW1Y 6DN
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $2,096,982.83	862,069	775,862
[Signature Page to Securities Purchase Agreement]

Abingworth Bioequities Master Fund Limited

By:	/s/ James Abell

Name: James Abell
Title: Authorized Signatory

Cayman Islands

Jurisdiction of organization of entity

Registered Address:	PO Box 309 GT England House South Church Street, George Town Grand Cayman, Cayman Islands

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $1,048,490.26	431,034	387,931
[Signature Page to Securities Purchase Agreement]

Azimuth Opportunity, Ltd.

By:	/s/ Peter W. Poole

Name: Peter W. Poole
Title: Director

British Virgin Islands

Jurisdiction of organization of entity

Address: Folio House, Walter James Francis Drive,
P.O. Box 800, Road Town, Tortola, British Virgin
Islands, VG 1110
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $3,709,563	1,525,000	1,372,500
[Signature Page to Securities Purchase Agreement]

Federated Kaufmann Fund, a portfolio of Federated Equity Funds

By:	/s/ Lawrence Auriana

Name: Lawrence Auriana
Title: Vice President, Global Investment Management, as attorney-in-fact for Federated Kaufmann Fund, a portfolio of Federated Equity Funds
Massachusetts

Jurisdiction of organization of entity

Address:	140 East 45th St.

NY, NY 10017

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $1,034,885.25	425,441	382,897
[Signature Page to Securities Purchase Agreement]

Federated Kaufmann Fund II, a portfolio of Federated Equity Funds

By:	/s/ Aash M. Shah

	Name:	Aash M. Shah
	Title:	Vice President, Federated Global Investment Management, as attorney-in-fact for Federated Kaufmann Fund II, a portfolio of Federated Insurance Series

Massachusetts

Jurisdiction of organization of entity

Address:		140 East 45th St.

NY, NY 10017

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $13,605.01	5,593	5,034
[Signature Page to Securities Purchase Agreement]

BB Alpha Health

By:	/s/ Patrick Harrigan

Name: Patrick Harrigan
Title: Director

Cayman Islands

Jurisdiction of organization of entity

Address: 87 Mary Street
George Town, Grand Cayman
Cayman Islands KY1-9002
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $209,699	86,207	77,586
[Signature Page to Securities Purchase Agreement]

T. Rowe Price Associates, Inc., Investment Adviser By and on Behalf of its Advisory Accounts Listed on Attachment A

By:	/s/ Jay Markowitz

Name: Jay Markowitz
Title: Vice President

Maryland, U.S.

Jurisdiction of organization of entity

Address: T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek Vice President and Senior Legal Counsel
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $2,444,419.25	1,004,900	904,410
[By and On Behalf of the Funds and Accounts as set forth on Attachment A]
[Signature Page to Securities Purchase Agreement]

The Conus Fund L.P.

By:	/s/ Mathew Lazarus

Name: Mathew Lazarus
Title: Vice President

New York

Jurisdiction of organization of entity

Address: c/o Conus Partners Inc.
49 W. 38th St, 11th Floor
New York, NY 10018
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $383,848.50	157,800	142,020
[Signature Page to Securities Purchase Agreement]

The Conus Fund Offshore Master Fund Ltd.

By:	/s/ Mathew Lazarus

Name: Mathew Lazarus
Title: Vice President

Cayman Islands

Jurisdiction of organization of entity

Address: c/o Conus Partners Inc.
49 W. 38th St, 11th Floor
New York, NY 10018
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $83,434.75	34,300	30,870
[Signature Page to Securities Purchase Agreement]

The Conus Fund (QP) L.P.

By:	/s/ Mathew Lazarus

Name: Mathew Lazarus
Title: Vice President

New York

Jurisdiction of organization of entity

Address: c/o Conus Partners Inc.
49 W. 38th St, 11th Floor
New York, NY 10018
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $530,041.75	217,900	196,110
[Signature Page to Securities Purchase Agreement]

CADUCEUS CAPITAL MASTER FUND LIMITED

By:	/s/ Samuel D. Isaly

Name: Samuel D. Isaly
Title: Managing Member, OrbiMed Advisors LLC

Bermuda

Jurisdiction of organization of entity

Address:	c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Fl
New York, NY 10017
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $900,025	370,000	333,000
[Signature Page To Securities Purchase Agreement]

CADUCEUS CAPITAL II, L.P.

By:	/s/ Samuel D. Isaly

Name: Samuel D. Isaly
Title: Managing Member, OrbiMed Advisors LLC

Delaware

Jurisdiction of organization of entity

Address:	c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Fl
New York, NY 10017
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $608,125	250,000	225,000
[Signature Page To Securities Purchase Agreement]

UBS EUCALYPTUS FUND, L.L.C.

By:	/s/ Samuel D. Isaly

Name: Samuel D. Isaly
Title: Managing Member, OrbiMed Advisors LLC

Delaware

Jurisdiction of organization of entity

Address:	c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Fl
New York, NY 10017
     Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $656,775	270,000	243,000
[Signature Page To Securities Purchase Agreement]

PW EUCALYPTUS FUND, LTD.

By:	/s/ Samuel D. Isaly

Name: Samuel D. Isaly
Title: Managing Member, OrbiMed Advisors LLC

Cayman Islands

Jurisdiction of organization of entity

Address:	c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Fl
New York, NY 10017
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $58,380	24,000	21,600
[Signature Page To Securities Purchase Agreement]

SUMMER STREET LIFE SCIENCES HEDGE
FUND INVESTORS LLC

By:	/s/ Samuel D. Isaly

Name: Samuel D. Isaly
Title: Managing Member, OrbiMed Advisors LLC

Delaware

Jurisdiction of organization of entity

Address:	c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Fl
New York, NY 10017
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $301,630	124,000	111,600
[Signature Page To Securities Purchase Agreement]

THE BIOTECH GROWTH TRUST PLC

By:	/s/ Samuel D. Isaly

Name: Samuel D. Isaly
Title: Managing Member, OrbiMed Advisors LLC

United Kingdom

Jurisdiction of organization of entity

Address:	c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Fl New York, NY 10017
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $1,459,500	600,000	540,000
[Signature Page To Securities Purchase Agreement]

Kingsbrook Opportunities Master Fund LP

By:	Kingsbrook Opportunities GP LLC
Its:	General Partner

By:	/s/ Adam J. Chill

Name: Adam J. Chill
Title: Managing Member

Cayman Islands

Jurisdiction of organization of entity

Address:	c/o Kingsbrook Partners LP
590 Madison Avenue, 27th Floor
New York, NY 10022
Attn: Ari Storch/Adam Chill

Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $1,000,001	411,100	369,990
[Signature Page to Securities Purchase Agreement]

Capital Ventures International

By:	/s/ Martin Kobinger

Name: Martin Kobinger
Title: Investment Manager

Cayman Islands

Jurisdiction of organization of entity

Address:	c/o Heights Capital Management, Inc.
101 California Street, Suite 3250
San Francisco, CA 94111
Attn: Sam Winer
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $1,048,491	431,034	387,931
[Signature Page to Securities Purchase Agreement]

/s/ Thomas B. King

Thomas B. King

California

Jurisdiction of residence

Address:	c/o Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, CA 94043
Aggregate dollar amount of Common Shares and Warrant Shares committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
Purchase Price $157,274	64,655	58,190
[Signature Page to Securities Purchase Agreement]

Attachment A
T. Rowe Price Health Sciences Fund, Inc.
Common Shares — 210,700
Warrant Shares — 189,630
Purchase Price = $512,527.75
T. Rowe Price Health Sciences Portfolio, Inc.
Common Shares — 2,300
Warrant Shares — 2,070
Purchase Price = $5,594.75
TD Mutual Funds — TD Health Sciences Fund
Common Shares — 12,400
Warrant Shares — 11,160
Purchase Price = $30,163.00
VALIC Company I — Health Sciences Fund
Common Shares — 14,500
Warrant Shares — 13,050
Purchase Price = $35,271.25
John Hancock Trust — Health Sciences Trust
Common Shares — 15,700
Warrant Shares —14,130
Purchase Price = $38,190.25
T. Rowe Price New Horizons Fund, Inc.
Common Shares — 700,000
Warrant Shares — 630,000
Purchase Price = $1,702,750.00
City of New York Deferred Compensation Plan — NYC 457/401K Small Cap Account
Common Shares — 25,600
Warrant Shares — 23,040
Purchase Price = $62,272.00
T. Rowe Price New Horizons Trust
Common Shares — 22,000
Warrant Shares —19,800
Purchase Price = $53,515.00
T. Rowe Price U.S. Equities Trust
Common Shares — 1,700

Warrant Shares —1,530
Purchase Price = $4,135.25

Exhibit A
FORM OF WARRANT
Provided Separately

Exhibit B
FORM OF OPINION OF COMPANY COUNSEL

October 5, 2009
To the Purchasers Listed on Schedule I
RE:      Alexza Pharmaceuticals, Inc.
Ladies and Gentlemen:
We have acted as counsel for Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of 8,107,013 shares of the Company’s Common Stock (the “Shares”) and warrants to purchase an additional 7,296,312 shares of the Company’s Common Stock (the “Warrants”) to the Purchasers under the Securities Purchase Agreement, dated as of September 29, 2009 (the “Purchase Agreement”). We are rendering this opinion pursuant to Section 5.4 of the Purchase Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.
In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Purchase Agreement by the various parties and originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters. Where we render an opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys currently within this firm who have represented the Company in this transaction, (ii) receipt of a certificate executed by an officer of the Company covering such matters and (iii) such other investigation, if any, that we specifically set forth herein.
In rendering this opinion, we have assumed: the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Purchase Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and the genuineness and authenticity of all signatures on original documents (except the signature on behalf of the Company on the Purchase Agreement). We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that the Purchase Agreement is an obligation binding upon the parties thereto other than the Company; and that there are no extrinsic agreements or understandings among the parties to the Purchase Agreement or to the Material Agreements (as defined below) that would modify or interpret the terms of any such agreements or the respective rights or obligations of the parties thereunder.
Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California for the purposes of paragraphs 4 and 5 below, the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.
We express no opinion as to any provisions of the Purchase Agreement that: (a) relate to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Purchase Agreement, (b) contains a waiver of an inconvenient forum, or (c) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights.
We are not rendering any opinion as to any statute, rule, regulation, ordinance, decree or decisional law relating to antitrust, banking, land use, environmental, pension, employee benefit, tax, usury, laws governing the legality of investments for regulated entities, regulations T, U or X of the Board of Governors of the Federal Reserve System or local law. Furthermore, we express no opinion with respect to compliance with antifraud laws, rules or regulations relating to securities or the offer and sale thereof; compliance with the Investment Company Act of 1940, as amended; compliance with fiduciary duties by the Company’s Board of Directors or stockholders; compliance with safe harbors for disinterested Board of Director or stockholder approvals; compliance with state securities or blue sky laws except as specifically set forth in paragraph 5 below; or compliance with laws that place limitations on corporate distributions.
With regard to our opinion in paragraph 1 below, we have relied solely upon a certificate of the Secretary of State of the State of Delaware as of a recent date. We have made no further investigation.
With regard to our opinion in paragraph 3 below, with respect to the due and valid authorization of the Purchase Agreement, we have relied solely upon (i) a certificate of an officer of the Company, (ii) a review of the certificate of incorporation and bylaws of the Company, (iii) a review of the resolutions certified by an officer of the Company, and (iv) a review of the Delaware General Corporation Law. We have made no further investigation.
With regard to our opinion in paragraph 4 below concerning material defaults under and any material breaches of any agreement identified on Schedule II hereto, we have relied solely upon (i) a certificate of an officer of the Company, (ii) a list supplied to us by the Company of material agreements to which the Company is a party, or by which it is bound, a copy of which is attached hereto as Schedule II (the “Material Agreements”) and (iii) an examination of the Material Agreements in the form provided to us by the Company. We have made no further investigation. Further, with regard to our opinion in paragraph 4 below concerning Material Agreements, we express no opinion as to (i) financial covenants or similar provisions therein requiring financial calculations or determinations to ascertain compliance, (ii) provisions therein relating to the occurrence of a “material adverse event” or words of similar import or (iii) any statement or writing that may constitute parol evidence bearing on interpretation or construction.
With regard to our opinion in paragraph 7 below, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company and/or antidilution adjustments to outstanding securities of the

Company may cause the Warrant Shares to exceed the number of shares of Common Stock that then remain authorized but unissued.
With regard to our opinion in paragraph 8 concerning exemption from registration, our opinion is expressed only with respect to the offer and sale of the Shares, the Warrants and the Warrant Shares without regard to any offers or sales of securities occurring prior to or subsequent to the date hereof.
On the basis of the foregoing, in reliance thereon and with the qualifications set forth herein, we are of the opinion that:
1.	The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.
2.	The Company has the corporate power to perform its obligations under the Purchase Agreement.
3.	The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company. The offer and sale of the Shares and the Warrants have been duly authorized by the Company.
4.	The issuance of the Shares and the Warrants pursuant to the Purchase Agreement and the Warrant Shares pursuant to the Warrants (assuming the exercise of the Warrants on the date hereof) will not (a) violate any provision of the Company’s certificate of incorporation or by-laws, (b) violate any governmental statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Purchase Agreement, (c) violate any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware or (d) constitute a material default under or a material breach of any Material Agreement, in the case of clauses (c) and (d) to the extent such default or breach would materially and adversely affect the Company.
5.	All consents, approvals, authorizations or orders of, and filings, registrations and qualifications with, any U.S. Federal or California regulatory authority or governmental body required for the sale and issuance of the Shares and the Warrants have been made or obtained, except (a) for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D and (b) for the filing of the notice to be filed under California Corporations Code Section 25102.1(d).
6.	The Purchase Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
7.	The Shares and the Warrant Shares, when sold and issued in accordance with the terms of the Purchase Agreement or the Warrants, as applicable, will be validly issued, fully paid and non-assessable, and the issuance of the Shares and the Warrant Shares is not subject to preemptive rights pursuant to the General Corporation Law of the State of Delaware, the certificate of incorporation or by-laws of the Company or similar rights to subscribe pursuant to any Material Agreement.

8.	The offer and sale of the Shares, the Warrants and the Warrant Shares (assuming exercise of the Warrants on the date hereof) are exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.
Our opinion in paragraph 6 above is specifically subject to the following limitations, exceptions, qualifications and assumptions:
     A. The opinions expressed above are subject to, and may be limited by, applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally. This opinion is also subject to, and may be limited by, general principles of equity and the exercise of judicial discretion (regardless of whether such validity or enforceability is considered in a proceeding in equity or at law), including the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, conscionability, good faith and fair dealing.
     B. We express no opinion as to the effect of court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party’s implied covenant of good faith and fair dealing or would be limited by the principles of course of dealing or course of performance.
     C. We express no opinion as to the effect of any federal or state law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the courts find to be unconscionable at the time it was made or contrary to public policy.
     D. We express no opinion as to the enforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights including without limitation rights to damages, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law.
     E. We express no opinion as to the enforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that rights or remedies may be exercised without notice, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more remedies, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.
     F. We express no opinion as to the enforceability of any provision of an applicable agreement requiring that waivers must be in writing; such provision may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or if an implied agreement by trade practice or course of conduct has given rise to a waiver.
     G. We express no opinion as to the enforceability of the following rights and remedies which may be limited by applicable law: (i) any provision which provides for a rate of interest which exceeds that permissible under applicable law; (ii) any provision which purports to affect the jurisdiction of a court (including provisions as to methods of service of process and as to property which may be subject to such jurisdiction) or may be subject to the discretion of a court (including provisions as to venue); (iii) any provision which purports to make available remedies for violations, breaches or defaults that are determined by a court of competent jurisdiction to be non-material or unreasonable; (iv) any provision which provides for a choice of law or choice of forum; (v) any provision relating to contribution to or the indemnification or exculpation of any party; and (vi) any provision that contains a waiver of the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, including without limitation, any provision which purports to waive trial by jury.
     H. We express no opinion with respect to the following: (i) any document referenced in the Purchase Agreement; and (ii) the enforceability of the Purchase Agreement by or against any person or entity that is not a party thereto.
     I. We express no opinion as to the enforceability of any provision for penalties, liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, or increased interest rates upon default.
     J. We express no opinion as the enforceability of any provision stating that the provisions of a contract are severable.
     K. We express no opinion as to the enforceability of any provision that would permit the other party to require performance without requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement due to unforeseen circumstances not within the contemplation of the parties.
This opinion is limited to the matters expressly set forth herein, and no opinion, express or implied, is given beyond the matters expressly stated. This opinion speaks only as to the laws and facts in effect or existing as of the date hereof, and we have no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.
This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.
Sincerely,
Cooley Godward Kronish LLP

By:
Brent D. Fassett

Schedule I
List of Purchasers

Schedule II
List of Material Agreements
1.	Lease between the Company and Brittania, LLC dated August 25, 2006.

2.	First Amendment to Lease between the Company and Britannia Hacienda VIII LLC dated May 4, 2007.

3.	Second Amendment to Lease between the Company and Britannia Hacienda VIII LLC dated August 28, 2007.

4.	2009-2010 Performance Based Incentive Program.

5.	Second Amended and Restated Investors’ Rights Agreement between the Company and certain holders of Preferred Stock dated November 5, 2004.

6.	2005 Equity Incentive Plan.

7.	2005 Non-Employee Directors’ Stock Option Plan.

8.	2005 Employee Stock Purchase Plan.

9.	Development Agreement between the Company and Autoliv ASP, Inc. dated October 3, 2005.

10.	Manufacturing and Supply Agreement between the Company and Autoliv ASP dated November 2, 2007.

11.	Master Security Agreement between the Company and General Electric Capital Corporation dated May 17, 2005, as amended on May 18, 2005.

12.	Promissory Note between the Company and General Electric Capital Corporation dated June 15, 2005.

13.	Promissory Note between the Company and General Electric Capital Corporation dated August 24, 2005.

14.	Warrant to Purchase shares of Series B Preferred Stock issued to Silicon Valley Bank dated March 20, 2002.

15.	Warrant to Purchase shares of Series C Preferred Stock issued to Silicon Valley Bank dated January 30, 2003, as amended on March 4, 2003.

16.	Warrant to Purchase shares of Series C Preferred Stock issued to Silicon Valley Bank dated September 19, 2003.

17.	Warrant to Purchase shares of Series C Preferred Stock issued to Silicon Valley Bank dated April 7, 2004.

18.	Stock and Warrant Purchase Agreement between the Company and Biomedical Investment Fund Pte Ltd. dated March 26, 2008.

19.	Warrant to Purchase shares of Common Stock issued to Biomedical Investment Fund Pte Ltd. dated March 27, 2008.

20.	Common Stock Purchase Agreement between the Company and Azimuth Opportunity Ltd. dated March 31, 2009.

21.	Amended and Restated Purchase Option Agreement by and among the Company, Symphony Allegro Holdings LLC and Symphony Allegro, Inc. dated June 15, 2009.

22.	Amended and Restated Registration Rights Agreement between the Company and Symphony Allegro Holdings LLC dated June 15, 2009.

23.	Warrants to Purchase shares of Common Stock issued to the investors identified in the Registration Statement on Form S-1 filed by the Company on September 9, 2009, dated August 26, 2009.

24.	Letter Agreement among the Company, Symphony Allegro Holdings LLC, Symphony Capital Partners, L.P. and Symphony Strategic Partners, LLC dated August 26, 2009.

Exhibit C
ALEXZA PHARMACEUTICALS, INC.
PURCHASER QUESTIONNAIRE
     In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.
A. General Information
     1. Please state your organization’s name exactly as it should appear in the Registration Statement:
     2. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Prospectus included in the Registration Statement?
☐ Yes       ☐ No
     If yes, please indicate the nature of any such relationships below:

B. Securities Holdings
     Please fill in all blanks in the following questions related to your beneficial ownership of the Company’s capital stock. Generally, the term “beneficial ownership” refers to any direct or indirect interest in the securities which entitles you to any of the rights or benefits of ownership, even though you may not be the holder of record of the securities. For example, securities held in “street name” over which you exercise voting or investment power would be considered beneficially owned by you. Other examples of indirect ownership include ownership by a partnership in which you are a partner or by an estate or trust of which you or any member of your immediate family is a beneficiary. Ownership of securities held in the names of your spouse, minor children or other relatives who live in the same household may be attributed to you.

     Please note: If you have any reason to believe that any interest in securities of the Company which you may have, however remote, is a beneficial interest, please describe such interest. For purposes of responding to this questionnaire, it is preferable to err on the side of inclusion rather than exclusion. Where the SEC’s interpretation of beneficial ownership would require disclosure of your interest or possible interest in certain securities of the Company, and you believe that you do not actually possess the attributes of beneficial ownership, an appropriate response is to disclose the interest and at the same time disclaim beneficial ownership of the securities.

     1. As of September 29, 2009, I owned outright (including shares registered in my name individually or jointly with others, shares held in the name of a bank, broker, nominee, depository or in “street name” for my account), the following number of shares of the Company’s capital stock:                     .
     2. In addition to the number of shares I own outright as indicated by my answer to question B(1), as of September 29, 2009, I had or shared voting power or investment power, directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, over the following number of shares of the Company’s capital stock:                     .
     If the answer to this question B(2) was not “zero,” please complete the following: with whom shared; and the nature of the relationship and any underlying voting trust agreement, investment arrangement or the like:
Shared Voting Power:

Number of Shares	With Whom Shared	Nature of Relationship

Shared Investment Power:

Number of Shares	With Whom Shared	Nature of Relationship

     3. As of November 29, 2009, I will have the right to acquire ___shares of the Company’s capital stock pursuant to outstanding stock options issued under the Company’s stock option plans and ___shares pursuant to the exercise of outstanding warrants (none, indicated by “0” above).

Options and Warrants
Class	Number of Shares

C-2.

     4. Please identify the natural person or persons who have voting and/or investment control over the Company’s securities that you own, and state whether such person(s) disclaims beneficial ownership of the securities. For example, if you are a general partnership, please identify the general partners in the partnership.

C-3.

C. FINRA Questions
     1. Are you (i) a “member”1 of the Financial Industry Regulatory Authority (“FINRA”), (ii) an “affiliate”2 of a member of FINRA, (iii) a “person associated with a member” or an “associated person of a member”3 of FINRA or (iv) an immediate family member4 of any of the foregoing persons? If yes, please identify the member and describe such relationship (whether direct or indirect), and please respond to Question Number 2 below; if no, please proceed directly to Question Number 3.
Yes ☐      No ☐
Description:

[1]	FINRA defines a “member” as any broker or dealer admitted to membership in FINRA, or any officer or partner or branch manager of such a member, or any person occupying a similar status or performing a similar function for such a member.

[2]	The term “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is in common control with, the person specified. Persons who have acted or are acting on behalf of or for the benefit of a person include, but are not necessarily limited to, directors, officers, employees, agents, consultants and sales representatives. The following should apply for purposes of the foregoing:
(i)	a person should be presumed to control a Member if the person beneficially owns 10 percent or more the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10 percent or more of the distributable profits or losses of a Member which is a partnership;

(ii)	a Member should be presumed to control a person if the Member and Persons Associated With a Member beneficially own 10 percent or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10 percent or more of the distributable profits or losses of a person which is a partnership;

(iii)	a person should be presumed to be under common control with a Member if:
(1)	the same person controls both the Member and another person by beneficially owning 10 percent or more of the outstanding voting securities of a Member or person which is a corporation, or by beneficially owning a partnership interest in 10 percent or more of the distributable profits or losses of a Member or person which is a partnership; or

(2)	a person having the power to direct or cause the direction of the management or policies of the Member or such person also has the power to direct or cause the direction of the management or policies of the other entity in question.

[3]	FINRA defines a “person associated with a member” or an “associated person of a member” as being every sole proprietor, partner, equity owner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who directly or indirectly controls or is controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with FINRA.

[4]	Immediate family includes parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, or any other person who is supported, directly or indirectly, to a material extent, by a person associated with a member of FINRA or any other broker/dealer.

C-4.

     2. If you answered “yes” to Question Number 1, please furnish any information as to whether any such member intends to participate in any capacity in the public offering, including the details of such participation:
Description:
     3. Are you or have you been an “underwriter or related person”5 or a person associated with an underwriter or related person, including, without limitation, with respect to the proposed public offering? If yes, please identify the underwriter or related person and describe such relationship (whether direct or indirect).
Yes ☐      No ☐
Description:
     4. If known, please describe in detail any underwriting compensations, arrangements or dealings entered into during the previous twelve months, or proposed to be consummated in the next twelve months, between (i) any underwriter or related person, member of the FINRA, affiliate of a member of the FINRA, person associated with a member or associated person of a member of the FINRA or any immediate family member thereof, on the one hand, and (ii) the Company, or any director, officer or stockholder thereof, on the other hand, which provides for the receipt of any item of value and/or the transfer of any warrants, options or other securities from the Company to any such person (other than the information relating to the arrangements with any investment firm or underwriting organization which may participate in the proposed public offering).
Description:
     5. Have you purchased the securities in the ordinary course of business?
Yes ☐      No ☐

[5]	The term “underwriter or related person” includes underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons, including members of the immediate family of such persons.

C-5.

The answers to the foregoing questions are correctly stated to the best of my information and belief. I shall advise Brent D. Fassett at (720) 566-4099, the Company’s outside counsel, promptly of any changes in the foregoing information prior to the effectiveness of the Registration Statement.

(Print name of Selling Security Holder)

(Signature)

By: (Name and title of signatory, if stockholder is an entity)

(Date)

C-6.

Exhibit D
Form of Irrevocable Transfer Agent Instructions
As of                     , 200[_]
Mellon Investor Services, LLC
520 Pike Street, Suite 1220
Seattle, WA 98101
Attn: Lisa Porter
Ladies and Gentlemen:
      Reference is made to that certain Securities Purchase Agreement, dated as of September 29, 2009 (the “Agreement”), by and among Alexza Pharmaceuticals, Inc. (the “Company”), and the purchasers named on the signature pages thereto (collectively, and including permitted transferees, the “Holders”), pursuant to which the Company is issuing to the Holders shares of common stock (the “Shares”) of the Company, par value $0.0001 per share (the “Common Stock”).
      This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied), subject to any stop transfer instructions that we may issue to you from time to time, if any, to issue certificates representing shares of Common Stock to a Holder from time to time upon delivery to you of instructions by the Company as indicated in writing executed by a duly authorized officer of the Company together with indication of receipt of the exercise price therefor.
     You acknowledge and agree that so long as you have received (a) written confirmation from the Company’s legal counsel that either (1) a registration statement covering resales of the Shares has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), or (2) the Shares have been sold in conformity with Rule 144 under the Securities Act (“Rule 144”) or are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions and (b) if applicable, a copy of such registration statement, then, unless otherwise required by law, as soon as is reasonably practicable after your receipt of written authorization from a duly authorized officer of the Company that the Common Stock may be issued, you shall issue the certificates representing the Common Stock registered in the names of such Holders or transferees, as the case may be, and such certificates shall not bear any legend restricting transfer of the Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Shares are not registered for resale under the Securities Act or able to be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, then the certificates for such Shares shall bear the following restrictive legend:
     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION

D-1.

\

FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.
     A form of written confirmation from the Company’s outside legal counsel that a registration statement covering resales of the Shares has been declared effective by the Commission under the Securities Act is attached hereto as Annex I.
      Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

ALEXZA PHARMACEUTICALS, INC.

By:
Name:
Title:
Acknowledged and Agreed:
MELLON INVESTOR SERVICES, LLC

By:
Name:
Title:
Date:

D-2.